UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

Eton Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38738	37-1858472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21925 W. Field Parkway, Suite 235 Deer Park, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 787-7361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2019 Eton Pharmaceuticals, Inc. (“Eton”) entered into a Licensing and Supply Agreement (the “Agreement”) with Liqmeds Worldwide Limited (“LMW”) for ET-104 oral liquid, a development stage product candidate (“ET-104”).

Pursuant to the terms of the Agreement, Eton will be responsible for regulatory and marketing activities. LMW will be responsible for development and manufacturing of ET-104. Eton is obligated to pay to LMW licensing payments of up to $2.5 million based on achievement of the following milestones:

●	$350,000 upon execution of the Agreement;
●	$350,000 upon successful bioequivalence study results;
●	$325,000 upon New Drug Application (“NDA”) acceptance for review by the U.S. Food and Drug Administration (“FDA”);
●	$325,000 upon NDA approval;
●	$650,000 upon issuance of patent listed in the FDA’s Orange Book; and
●	$500,000 when product sales first exceed $10 million in a calendar year.

Eton will also pay to LMW 35% of product profit from commercial sales. The Agreement has a ten-year term, and Eton will retain sole ownership of the NDA after expiration of the Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eton Pharmaceuticals, Inc.

Date: January 24, 2019	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary